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                                                                    Exhibit 23.6

                          CONSENT OF RESERVE ENGINEER

The Board of Directors of
Pure Resources, Inc.

     I hereby consent to the use of my name in the Proxy/Statement Prospectus included in this Registration Statement on Form S-4, including under the heading "Experts" in the Proxy Statement/Prospectus.

     /s/ Gary Dupriest
----------------------------
Gary Dupriest
Vice President - Pure Resources, Inc.


April 17, 2000